UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2008 (April 4, 2008)

GLOBAL REALTY DEVELOPMENT CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32467 (Commission File Number)	30-0360216 (IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs, Florida (Address of principal executive offices)	33076 (Zip Code)

Registrant’s telephone number, including area code: (954) 603-0522

 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2008, Global Realty Development Corp. (the “Company”) consummated the closing of, and become obligated under, a transaction to rescind the Company’s acquisition agreement dated July 19, 2007 (“Acquisition Agreement”) with SMS Text Media, Inc., a Nevada Corporation (“SMS”), and Aric Gastwirth, Rick Catinella and Roy A. Sciacca, the selling stockholders of SMS (the “Selling Stockholders”).

Under the Acquisition Agreement, the Company agreed to purchase 100% of the authorized, issued and outstanding common stock of SMS  in consideration for: (a) $3,000,000 in cash to the Selling Stockholders (of which the Company only paid $1,211,717.34 in cash); (b) 10,000,000 shares of the Company’s common stock to the Selling Stockholders; (c) a $1,500,000 line of credit to SMS at an interest rate of no greater than 12% per annum (such line of credit was never provided); and (d) contingent payments to the Selling Stockholders from earned income from SMS operations (which contingent payments never occurred). The Acquisition Agreement was disclosed in the Company’s current report on Form 8-K filed on August 3, 2007.

 The Company rescinded the Acquisition Agreement pursuant to the following agreements:

1.	SMS Rescission Agreement by and among the Company, SMS, Aric Gastwirth, Rick Catinella and Roy A. Sciacca dated December 28, 2007 (the “Rescission Agreement”);

2.	First Addendum to SMS Rescission Agreement dated March 11, 2008 (the “First Addendum”);

3.	12% Senior Promissory Note in the aggregate principal amount of $1,211,717.34 issued to the Company on March 11, 2008 by SMS and Roy A. Sciacca (the “SMS Note”);

4.	Second Addendum to SMS Rescission Agreement dated April 4, 2008 (the “Second Addendum”); and

5.	Senior Promissory in the aggregate principal amount of $455,000 issued to the Company on April 4, 2008 by Roy A. Sciacca (the “Sciacca Note”).

Collectively, (1) through (5) above are referred to as the “SMS Rescission Agreements”. The Company did not incur any termination penalties for entering into the SMS Rescission Agreements. The material terms of the SMS Rescission Agreements are as follows:

The Rescission Agreement

Under the terms of the Rescission Agreement, the Company, SMS and the Selling Stockholders agreed to rescind and unwind the Acquisition Agreement in its entirety and to fully restore each to the positions they were respectively in prior to entering into the Acquisition Agreement.  In connection with the rescission transaction, each party agreed to re-deliver to the other all consideration respectively received by it in connection with the Acquisition Agreement as follows:

1.	The Selling Stockholders agreed to return all 10 million shares of the Company’s common stock and the aggregate sum of $1,253,500.71 (less $41,783.37 already received by the Company).

2.	The Company agreed to return all shares of SMS common stock acquired from the Selling Stockholders.

3.	The Company and the Selling Stockholders agreed to appoint an escrow agent to direct the return of the consideration under the Acquisition Agreement.

As of March 1, 2008, no consideration had been returned by the parties under the Rescission Agreement.

The First Addendum and SMS Note

Under the First Addendum, the parties agreed to amend the Rescission Agreement as follows:

1.
SMS and Mr. Sciacca agreed to issue the SMS Note to the Company in the principal amount of $1,211,717.34 (the $1,253,500.71 sum less $41,783.37 already received by the Company). The SMS Note bears 12% interest and matures on June 30, 2008, unless earlier repaid in full. If the SMS Note is not paid when due, (i) a default penalty will be applied in an amount equal to 10% of the principal amount then due, and (ii) the interest rate will increase to 20% until the SMS Note is paid in full. Under the SMS Note, 100% of the proceeds of the sale of any SMS assets or the sale of any interest in SMS by the Selling Stockholders, whichever comes first, will go toward the principal and interest of the SMS Note until paid in full before any disbursement of such proceeds to the Selling Stockholders. The SMS Note is senior to all other indebtedness of SMS.

2.	The Company will have a first lien on all assets and 100% of the ownership rights of SMS and its Selling Stockholders.

3.
10,000,000 shares of the Company’s common stock will be returned directly to the Company with proper transfer instructions and medallion guarantees and the Company will have the responsibility to work with SMS’s transfer agent to consummate the transfer.

4.	There will be no escrow arrangement to direct the return of the consideration.

5.
Rick Catinella and Aric Gastwirth will have no personal liability for payment of any sums or amounts owed to the Company in connection with the Rescission Agreement pertaining to the Acquisition Agreement.

All other terms of the Rescission Agreement, remained the same. As of April 1, 2008, the Company had received the SMS Note and 6,966,666 of the 10,000,000 shares of the Company’s common stock to be returned to the Company under the Rescission Agreement.

The Second Addendum and Sciacca Note

Under the Second Addendum, the parties agreed to amend the Rescission Agreement to secure the return of the remaining 3,033,334 shares of the Company’s common stock, which are held by Mr. Sciacca or his designees.

    Under the Second Addendum, the parties agreed that, in addition to and separate from the SMS Note, Mr. Sciacca will issue the Sciacca Note to secure the return of the 3,033,334 shares.  Under the terms of the Sciacca Note, Mr. Sciacca will have the option to return the 3,033,334 shares or pay $455,000 in cash as principal by June 18, 2008. For purposes of determining the principal amount, the 3,033,334 shares issued to Mr. Sciacca will be valued at $0.15 per share. If Mr. Sciacca has not returned all 3,033,334 shares by June 18, 2008, then Mr. Sciacca shall continue to be obligated to pay the principal amount of the Sciacca Note, including any unpaid and accrued interest after June 18, 2008. The Sciacca Note bears no interest and matures on June 18, 2008, unless earlier repaid in full or all 3,033,334 shares have been returned by such date. If the Sciacca Note is not paid when due, the Sciacca Note will carry a penalty and begin to accrue simple interest on an annual basis16% until the Note is paid in full. The Sciacca Note is senior to all other indebtedness of SMS.

All other terms of the Rescission Agreement, remained the same. As of April 4, 2008, the Company had received all consideration bargained for under the SMS Rescission Agreements, including the SMS Note, the Sciacca Note and 6,966,666 of the 10,000,000 shares of the Company’s common stock returned by the Selling Stockholders or their designees.

The foregoing description of the SMS Rescission Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Rescission Agreements, copies of which are filed as exhibits to this current report on Form 8-K and incorporated by reference herein..

Item 1.02 Termination of a Material Definitive Agreement.

           The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

           The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	SMS Rescission Agreement by and among the Company, SMS, Aric Gastwirth, Rick Catinella and Roy A. Sciacca dated December 28, 2007 (the “Rescission Agreement”)

10.2	First Addendum to SMS Rescission Agreement dated March 11, 2008 (the “First Addendum”)

10.3	12% Senior Promissory Note in the aggregate principal amount of $1,211,717.34 issued to the Company on March 11, 2008 by SMS and Roy A. Sciacca (the “SMS Note”)

10.4	Second Addendum to SMS Rescission Agreement dated April 4, 2008 (the “Second Addendum”)

10.5	Senior Promissory in the aggregate principal amount of $455,000 issued to the Company on April 4, 2008 by Roy A. Sciacca (the “Sciacca Note”)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBAL REALTY DEVELOPMENT CORP.

Dated: April 10, 2008	By:	/s/ Robert Kohn
Name: Robert Kohn
Title: Chief Financial Officer

5